COMMERCIAL METALS COMPANY
EMPLOYEE STOCK PURCHASE PLAN

Commercial Metals Company, a Delaware corporation (hereinafter referred to as “CMC”) hereby amends, restates and renames the Commercial Metals Company 2010 Employee Stock Purchase Plan, effective as of January 1, 2020, as set forth below, which restated plan shall be named the Commercial Metals Company Employee Stock Purchase Plan (the “Plan”).

RECITALS

WHEREAS, this Plan is meant to amend, restate and rename the Commercial Metals Company 2010 Employee Stock Purchase Plan, which was approved by CMC’s stockholders and effective as of February 1, 2010.

RESOLVED, that the Commercial Metals Company 2010 Employee Stock Purchase Plan is hereby amended, restated and renamed, as set forth above, upon the terms and provisions set forth below.

ARTICLE 1
PURPOSE

The purpose of the Plan is to provide employees of CMC and its Subsidiaries (together with CMC, referred to herein as the “Company”) with an opportunity to acquire a proprietary interest in CMC. The Plan provides for all Eligible Employees the option to purchase shares of Common Stock of CMC through voluntary systematic payroll deductions. The options provided to Eligible Employees under the Plan shall be in addition to regular salary, profit sharing, pension, life insurance, special payments or other benefits related to an Employee’s employment with the Company. It is the intention of CMC to have the Plan qualify as an “Employee Stock Purchase Plan” pursuant to Section 423 of the Code and the treasury regulations issued thereunder.

ARTICLE 2
DEFINITIONS

2.1 “Account” shall mean the payroll deduction bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 5.3(f).

2.2 “Board” shall mean the board of directors of CMC.

2.3 “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.4 “Committee” shall mean the committee appointed or designated by the Board to administer the Plan in accordance with Article 4 of this Plan.

2.5 “Common Stock” means the common stock of CMC, par value $0.01 per share, which CMC is currently authorized to issue or may in the future be authorized to issue.

2.6 “Compensation” shall mean a Participant’s regular earnings, overtime pay, sick pay and vacation pay. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: commissions, incentive compensation, bonuses, prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.

2.7 “Contributions” shall mean all bookkeeping amounts credited to the Account of a Participant pursuant to Section 5.3(f).

2.8 “Disability” shall mean that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of three (3) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee.

2.9 “Eligible Employee” shall mean each Employee of the Company, determined as of September 1 of each year, other than an Employee who: (a) is an Ineligible Foreign Employee, or (b) immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, computed in accordance with Section 423(b)(3) of the Code.

2.10 “Employee” shall mean any common law employee (as defined in accordance with the regulations and rulings then applicable under Section 3401(c) of the Code) of the Company.

2.11 “Ineligible Foreign Employee” shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether he or she is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code) who is ineligible to participate in the Plan because (a) the grant of an option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

2.12 “Participant” shall mean an Eligible Employee who has elected to participate in the Plan, pursuant to a Subscription Agreement, on a form prescribed by the Committee.

2.13 “Plan” shall mean this Commercial Metals Company Employee Stock Purchase Plan, as amended from time to time.

2.14 “Retirement” shall mean a termination of employment solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.15 “Subscription Agreement” shall mean an agreement in a form approved by and in a manner prescribed by the Committee, pursuant to which an Eligible Employee may elect to participate in the Plan. The Subscription Agreement shall contain the Eligible Employee’s authorization and consent to payroll deductions. The Subscription Agreement shall comply with and be subject to the terms and conditions of the Plan.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with CMC, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE 3
ELIGIBILITY

For each offering made under the Plan, each Employee who is an Eligible Employee on the date of grant of an option granted under such offering, may, as determined and selected by the Committee in accordance with Section 423 of the Code and the treasury regulations issued thereunder, be eligible to participate in such offering. For each offering, the date of grant shall be as determined by the Committee. All Eligible Employees who are granted an option under this Plan shall have the same rights and privileges.

ARTICLE 4
ADMINISTRATION

The Plan shall be administered by the Committee, which shall be the Compensation Committee of the Board, unless the Board appoints a different committee. The Committee shall have full power and authority to construe, interpret and administer the Plan, provided that it shall interpret the Plan in accordance with Section 423 of the Code and the treasury regulations issued thereunder. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders, and Employees.

The Committee shall have the full and exclusive right to establish the terms of each offering of Common Stock under the Plan except as otherwise expressly provided in this Plan. The Committee may delegate such power, authority and rights with respect to the administration of the Plan as it deems appropriate to one or more members of the management of the Company (including, without limitation, a committee of one or more members of management appointed by the Committee); provided, however, that any delegation to management shall conform with the requirements of applicable law and stock exchange regulations. The Committee may also recommend to the Board revisions of the Plan.

ARTICLE 5
OPTION OFFERINGS

5.1 Annual Offerings. Each year during the term of the Plan, unless the Committee determines otherwise, the Company will make one or more offerings in which options to purchase the Company’s Common Stock will be granted under the Plan.

5.2 Number Available for Options. Subject to adjustments as described below, no more than 5,000,000 shares of Common Stock may be sold pursuant to options granted under the Plan. Either authorized and unissued shares or issued shares heretofore or hereafter acquired by the Company may be made subject to options under the Plan. If, for any reason, any option under the Plan terminates in whole or in part, shares subject to such terminated option may be again subjected to an option under the Plan.

5.3 Terms and Conditions of Options.

(a)An option price per share for each offering shall be determined by the Committee on or prior to the date of grant of the option, which shall in no instance be less than: (a) 85% of fair market value of the Common Stock on the date the option is granted, or (b) 85% of fair market value of the Common Stock on the date the option is exercised, whichever is lower. The fair market value on the date on which an option is granted or exercised shall be determined by such methods or procedures as shall be established by the Committee prior to or on the date of grant of the option.

(b) The expiration date of the options granted in each offering shall be determined by the Committee prior to or on the date of grant of the options, but in any event shall not be more than twenty-seven (27) months after the date of grant of the options.

(c) Each option shall entitle an Eligible Employee to purchase up to that number of shares which could be purchased at the option price as the Committee shall determine for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount that could be used to purchase shares for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Each Eligible Employee may elect to participate for less than the maximum number of shares or dollar amount specified by the Committee. No option may be exercised for a fractional share of Common Stock.

(d) The term of each offering shall consist of the following three periods:

(i) an “Enrollment Period” during which each Eligible Employee shall determine whether or not, and to what extent, to participate by authorizing payroll deductions;

(ii) a “Payroll Deduction Period” during which payroll deductions shall be made and credited to each Participant’s Account; and

(iii) an “Exercise Day” on which options of Participants will be automatically exercised in full and shall thereupon expire.

The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day shall be determined by the Committee.

(e) Each Eligible Employee who desires to participate in an offering shall elect to do so by completing and delivering by the end of the Enrollment Period to the Committee (or such person designated by the Committee) a Subscription Agreement in the form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) prescribed by the Committee authorizing payroll deductions during the Payroll Deduction Period. Unless otherwise permitted by the Committee, such Subscription Agreement shall constitute an election to participate in a single offering under the Plan.

(f) The Company shall maintain on its books, or cause to be maintained by a record keeper, a payroll deduction account in the name of each Participant (an “Account”). The amount of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the Payroll Deduction Period and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable. Except as provided in Section 6.1, a Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay for the shares of Common Stock acquired pursuant to the options, or by any other amounts distributed pursuant to the terms hereof.

(g) On the Exercise Day, the options of each Participant to which such Exercise Day relates shall be automatically exercised in full without the need for the Participant to take any action.

(h) Upon exercise of an option, the shares shall be paid for in full by transfer of the purchase price from the Participant’s Account to the account of the Company, and any balance in the Participant’s Account shall be paid to the Employee in cash or applied to subsequent offerings.

(i) A Participant will have none of the rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to an option under the Plan until such shares of Common Stock have been transferred or issued to the Participant or to a designated broker for the Participant’s Account on the books of the Company.

(j) An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only for the benefit of the Participant.

(k) No Participant shall be granted an option that permits the Participant’s rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Common Stock (determined at the date of grant) for each calendar year in which such option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

5.4 Issuance of Shares of Common Stock. As soon as administratively practicable following an Exercise Day, the Company shall deliver to each Participant, at the option of the Company, either by book entry registration in the Company’s direct registration services or by a certificate representing the shares of Common Stock purchased upon exercise of his or her options. The time of issuance and delivery of the shares of Common Stock may be postponed for such periods as may be required to comply with registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, listing requirements of any exchange on which the shares of Common Stock may then be listed, and the requirements under other laws or regulations applicable to the issuance or sale of such shares.

5.5 Revocation of Subscription Agreement. At any time prior to the last day of a Payroll Deduction Period, a Participant shall have the right to revoke his or her elections set forth in the

Subscription Agreement, on a form and pursuant to such terms as the Committee may prescribe. The Company shall, upon receipt of such notice of cancellation, refund to the Participant, without interest, any amounts withheld from the Participant in respect of such offering to acquire shares of Common Stock, as soon as administratively practicable.

5.6 Modification of Subscription Agreement. A Participant may change his or her elections set forth in a Subscription Agreement by completing and filing with the Committee (or such person designated by the Committee), a new Subscription Agreement. Such changes may be filed with the Committee (or such person designated by the Committee) prior to the end of the Enrollment Period. Any Subscription Agreement made pursuant to this Section 5.6 shall revoke any then outstanding Subscription Agreement.

ARTICLE 6
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

6.1 Unless otherwise provided by the Committee, upon a Participant’s termination from employment with the Company for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to revoke his or her Subscription Agreement pursuant to Section 5.5, at any time prior to the last day of a Payroll Deduction Period of an offering period in which he or she participates, such Participant’s Account shall be paid, without interest, to him or her in cash, or, in the event of such Participant’s death, paid, without interest, to such Participant’s estate or beneficiary, and such Participant’s options shall be automatically terminated. The Committee may provide on an equal basis, upon a Participant’s termination from employment with the Company (a) by reason of Retirement, Disability and/or death, to permit the exercise of the Participant’s options at any time within the three (3) month period following such termination of employment or the Exercise Day, whichever is earlier. If the Committee permits a Participant to exercise his or her options following the Participant’s termination of employment, the Committee may permit the Participant (or his or her estate or beneficiary) to contribute additional amounts to the Participant’s Account, if necessary, to exercise the options up to the full amount or number of shares of Common Stock subject to such options as subscribed for in the Subscription Agreement. Notwithstanding the foregoing, if a Participant’s employment with the Company terminates for any reason other by reason of Retirement, Disability or death, such Participant’s Account shall be paid to him or her in cash, without interest, as soon as administratively practicable.

6.2 A prior termination from employment with the Company shall not have any effect upon a reemployed Employee’s ability to participate in any succeeding offering, provided that the applicable eligibility and participation requirements are again met.

6.3 For purposes of the Plan, the employment relationship shall be treated as continuing intact while an individual is on sick leave or other leave of absence approved by the Company until the Company deems the employment relationship to be terminated in accordance with Company policies and procedures.

ARTICLE 7
ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an option, then the Committee shall adjust any or all of the following so that the fair value of the option immediately after the transaction or event is equal to the fair value of the option immediately prior to the transaction or event (i) the number and type of shares of Common Stock which thereafter may be made the subject of options, (ii) the number and type of shares of Common Stock subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any option to violate Section 423 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 8
AMENDMENT

The Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan, any part thereof or any option thereunder as it may deem proper and in the best interests of the Company; provided, however, that unless the stockholders of the Company shall have first approved thereof, (i) the total number of shares for which options may be exercised under the Plan shall not be increased or decreased, except as adjusted under Article 7, and (ii) no amendment shall be made which shall allow an option price for offerings under the Plan to be less than 85% of the fair market value of the Common Stock on the date of grant of the options or 85% of the fair market value of the Common Stock on the date on which an option is exercised, if lower.

Notwithstanding the foregoing, the Committee may adopt and amend stock purchase sub-plans with respect to Eligible Employees employed outside the United States with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, and to permit exclusion of certain Employees from participation. All such sub-plans shall be subject to the limitations on the amount of stock that may be issued under the Plan and, except to the extent otherwise provided in such plans, shall be subject to all of the provisions set forth herein.

ARTICLE 9
TERM

The Plan shall be effective from the date that this Plan is approved by the Board until terminated by action of the Board. Notwithstanding the foregoing, no offering hereunder shall be made after any day upon which participating Employees elect to participate for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Employees elect to participate shall be greater than the shares remaining available, the available shares shall at the end of the Enrollment Period be allocated among such participating Employees pro rata on the basis of the number of shares for which each has elected to participate.

ARTICLE 10
MISCELLANEOUS PROVISIONS

10.1 Disqualifying Disposition. If a share of Common Stock acquired pursuant to this Plan is disposed of by a Participant prior to the expiration of two (2) years from the date of grant of the option relating to such share or one (1) year from the transfer of such share to the Participant (a “Disqualifying Disposition”), such Participant shall notify the Company in writing of the date and terms of such disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other option granted under the Plan.

10.2 Expenses of Administration. No charge of any kind will be made by the Company against the funds held in each Participant’s Account other than the application of the funds to payment for shares of Common Stock under the Plan. The Company will pay all fees and expenses incurred by the Company in connection therewith.

10.3 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

10.4 No Right to Continued Employment. Neither the Plan nor any option granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company.

10.5 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

10.6 Applicable Law. This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

10.7 Plan Funds. All amounts held by the Company in Accounts under the Plan may be used for any corporate purpose of the Company. No interest will be paid to any Employee or credited to his or her Account under this Plan.

10.8 Compliance with Governmental Laws and Stock Exchange Regulations. The obligation of the Company to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such common stock. The Company may, without liability to Participants, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of October 22, 2019, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

COMMERCIAL METALS COMPANY

By: /s/ Paul K. Kirkpatrick
Name: Paul K. Kirkpatrick
Title: Vice President, General Counsel
and Corporate Secretary

Attest:

/s/ Jody K. Absher
Name: Jody K. Absher
Title: Assistant Corporate Secretary